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                                                               EXHIBIT 10-9(e)

                                  AMENDMENT TO
                               SERVICES AGREEMENT

     THIS AMENDMENT TO SERVICES AGREEMENT (this "AMENDMENT"), is entered into
this           day of June, 1996, by and between DCT COMMUNICATIONS, INC., a
California corporation ("DCT"), and ADVANCED RADIO TECHNOLOGIES CORPORATION, a Delaware corporation ("ART").

     In consideration of the premises and mutual representations, warranties, covenants and promises herein contained, the parties hereto agree as follows:

     1. AMENDMENT TO SERVICES AGREEMENT. The Services Agreement (the "SERVICES AGREEMENT"), effective as of September 1, 1994, between DCT and ART is amended as follows:

          a. In Section 1(a) the phrase "five years" is changed to "through December 31, 1998."

          b.   A new section (c) is added to Section 1 as follows:

               "(c) This Agreement shall terminate with respect to any Authorization upon the acquisition of such Authorization by Manager."

          c.   A new Section (d) is added to Section 1 as follows:

               "(d) This Agreement may be terminated by Licensee upon 180 days' prior written notice to Manager at any time after the termination pursuant to its terms of the Asset Purchase Agreement (the "Acquisition Agreement") dated as of the date hereof between the parties hereto."

          d. In Section 2 (i) the word "Appendix" in the first sentence is changed to "Exhibit" and (ii) the third sentence (beginning "In order to avoid the appearance of conflict...") is deleted.

          e. In subsection (g) of Section 3, the number "5" is substituted for the number "10."

          f.   A new Section 4A is added after Section 4 as follows:

               "4A   At any time after December 31, 1997, Licensee may, with
               prior written notice to Manager, elect to market to third-parties, and to construct and operate systems for such purpose; provided that if Licensee so elects, Manager shall not be obligated in any way to


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               construct, but may construct, additional
               systems. Licensee and Manager will coordinate all construction after such election to ensure neither party constructs systems that interfere with then existing systems. After any such election, Manager will continue to maintain sufficient construction links and traffic levels to satisfy the FCC construction requirements in effect at the time of such election except for any customer of ART that becomes a customer of DCT.

          g. In Section 6, the number "45" is changed to "15" and the parenthetical phrase beginning with "calculated" and ending with "equipment" is deleted.

          h. In Section 15, everything after "District of Columbia" is deleted.

          i.   Three new sentences are added to the end of Section 6 as follows:

               "Beginning with the later of January 1, 1998 and the first full month following the termination of the Acquisition Agreement pursuant to its terms, in lieu of the cash gross revenue sharing arrangement described in the preceding sentence, ART shall be entitled to keep all of the revenue generated with respect to the Systems except for the "Licensee Fee," which will be paid to Licensee every calendar quarter within thirty days of the end of such quarter. The "Licensee Fee" for each month in a quarter shall be the sum of (a) $25 multiplied by the number of DS-1 circuits operated by Manager utilizing the Authorizations during such month and (b) $200 multiplied by the number of DS-3 circuits operated by Manager utilizing the Authorizations during such month; provided that the Licensee Fee shall not in any event be less than the Licensee Fee for the first month following the termination of the Acquisition Agreement. Notwithstanding the provisions of this Section 6, Licensee will not be entitled to any portion of gross revenue or any Licensee Fee for the period beginning July 1, 1996 and ending December 31, 1996.

          i. In Exhibit A, markets 4, 5, 6, 10, 12, 15 and 20 are deleted and the markets of Charleston, SC, Dayton, OH and Mobile, AL are added.

     2. RATIFICATION OF SERVICES AGREEMENT; ENTIRE AGREEMENT. The Services Agreement, as amended hereby, is ratified but no existing breach thereof, if any, is waived or excused. The Services Agreement, as amended hereby, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all other prior agreements and understandings, oral or written, of the parties including without limitation the Superseded Agreements (as defined in the Acquisition Agreement).

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the day and year first above written.

                              DCT COMMUNICATIONS, INC.


                              By:
                                 ------------------------------
                              Name:  Martin A. Rubin
                              Title:  President


                              ADVANCED RADIO TECHNOLOGIES
                              CORPORATION

                              By:
                                 --------------------------------
                              Name:  W. Theodore Pierson, Jr.
                              Title:  Executive Vice President


                              Title:
                                    -----------------------------

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